Exhibit 99.2
DEL MONTE FOODS COMPANY
Unaudited Pro Forma Condensed Combined Financial Statements
As of and for the year ended April 30, 2006

DEL MONTE FOODS COMPANY, MEOW MIX HOLDINGS, INC., AND MILK-BONE BUSINESSES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Effective July 2, 2006, pursuant to an agreement entered into on March 15, 2006, Del Monte Corporation, a direct, wholly-owned subsidiary of Del Monte Foods Company (“Del Monte”) completed the acquisition of certain pet product assets, including the Milk-Bone brand (“Milk-Bone”), from Kraft Foods Global, Inc. In addition, on May 19, 2006, pursuant to an agreement entered into on March 1, 2006, Del Monte completed the acquisition of privately-held Meow Mix Holdings, Inc. (“Meow Mix”). The following unaudited pro forma condensed combined financial statements give effect to the acquisitions as if they had occurred on earlier dates using the purchase method of accounting as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under this method of accounting, the purchase price is allocated to the fair values of assets acquired and liabilities assumed. The allocation of purchase price requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase prices for Milk-Bone and Meow Mix were preliminarily allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition dates. Del Monte has engaged independent third-party valuation firms to assist in determining the fair values of identifiable intangible assets and tangible assets. Such valuations require significant estimates and assumptions including, but not limited to, estimating future cash flows and developing appropriate discount rates. Del Monte believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The purchase price and fair value estimates for the purchase price allocations will be refined as additional information becomes available.
The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of income for synergistic benefits that may be realized through the combination of Del Monte and Meow Mix, dis-synergies associated with the Milk-Bone acquisition, or the costs that may be incurred in integrating the operations of Meow Mix and Milk-Bone. The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective historical financial statements and the notes thereto for Del Monte that is filed on Form 10-K and Form 10-Q with the Securities and Exchange Commission, the historical financial statements of Meow Mix which are filed on a Form 8-K/A dated June 26, 2006, and the historical financial statements of Milk-Bone which are included elsewhere in Item 9.01 to this Form 8-K/A.

DEL MONTE FOODS COMPANY, MEOW MIX HOLDINGS, INC., AND MILK-BONE BUSINESSES
Unaudited Pro Forma Condensed Combined Balance Sheet
As of April 30, 2006
(In millions, except share data)

	Historical			Pro Forma		Pro Forma
	DelMonte	MeowMix	Milk-Bone	Adjustments		Combined
ASSETS

Cash and cash equivalents	$459.9	$4.9	$—	$(463.5)	(B,D)	$1.3
Restricted cash	43.3	—	—	—		43.3
Trade accounts receivable, net	237.8	16.6	—	—		254.4
Inventories	764.2	22.5	11.3	0.6	(A)	799.8
				1.2	(B)
Prepaid expenses and other current assets	111.9	1.8	—	5.0	(C)	118.7

TOTAL CURRENT ASSETS	1,617.1	45.8	11.3	(456.7)		1,217.5

Property, plant and equipment, net	641.4	46.0	43.8	(0.6)	(A)	714.4
				(10.8)	(B)
				(5.4)	(D)
Goodwill	758.7	4.4	—	333.6	(B)	1,377.5
				67.2	(E)
				213.6	(D,C)
Intangible assets, net	572.5	124.3	411.1	188.6	(B)	1,215.4
				(81.1)	(D)
Other assets, net	33.2	6.1	—	—		39.3

TOTAL ASSETS	$3,622.9	$226.6	$466.2	$248.4		$4,564.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$450.9	$21.7	$3.7	$4.5	(B)	$480.8
Short-term borrowings	1.7	—	—	125.0	(B)	139.7
				13.0	(D)
Current portion of long-term debt	58.6	—	—	—		58.6

TOTAL CURRENT LIABILITIES	511.2	21.7	3.7	142.5		679.1

Long-term debt	1,242.5	165.0	—	(33.5)	(B)	1,951.3
				577.3	(D)
Deferred tax liabilities	228.1	17.7	—	(23.5)	(B)	289.5
				67.2	(E)
Other non-current liabilities	327.1	—	—	3.1	(B)	330.2

TOTAL LIABILITIES	2,308.9	204.4	3.7	733.1		3,250.1

Commitments and contingencies
Cumulative redeemable convertible participating preferred stock	—	51.1	—	(51.1)	(B)	—

Stockholders’ equity:
Common stock	2.1	0.2	—	(0.2)	(B)	2.1
Additional paid-in capital	989.5	—	—	—		989.5
Treasury stock, at cost	(126.5)	—	—	—		(126.5)
Accumulated other comprehensive loss	(7.9)	—	—	—		(7.9)
Retained earnings	456.8	(29.1)	—	24.8	(B)	456.8
				4.3	(C)

TOTAL STOCKHOLDERS’ EQUITY	1,314.0	(28.9)	—	28.9		1,314.0

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,622.9	$226.6	$3.7	$710.9		$4,564.1

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEL MONTE FOODS COMPANY, MEOW MIX HOLDINGS, INC., AND MILK-BONE BUSINESSES
Unaudited Pro Forma Condensed Combined Statement of Income
For the fiscal year ended April 30, 2006
(In millions, except share and per share data)

	Historical			Pro Forma			Pro Forma
	Del Monte	Meow Mix	Milk-Bone	Adjustments			Combined
Net sales	$2,998.6	$251.1	$183.1	$(0.6)	(F	)	$3,429.7
				(4.3)	(H	)
				1.8	(J	)
Cost of products sold	2,213.9	162.4	95.2	(0.6)	(F	)	2,442.9
				(23.0)	(G	)
				(4.3)	(H	)
				(0.7)	(K	)

Gross profit	784.7	88.7	87.9	25.5			986.8
Selling, general and administrative expense	479.9	46.3	23.8	23.0	(G	)	578.8
				1.8	(I	)
				4.0	(L	)

Operating income	304.8	42.4	64.1	(3.3)			408.0
Interest expense	88.2	20.3	—	37.1	(M	)	145.6
Other expense	1.1	0.1	—	—			1.2

Income from continuing operations before income taxes	215.5	22.0	64.1	(40.4)			261.2
Provision for income taxes	78.5	8.4	—	(15.7)	(N	)	96.3
				25.1	(O	)

Income from continuing operations	$137.0	$13.6	$64.1	$(49.8)			$164.9

Earnings per common share (EPS)
Basic:
Basic Average Shares	201,747,249						201,747,249
EPS — Continuing Operations	$0.68						$0.82

Diluted:
Diluted Average Shares	204,192,309						204,192,309
EPS — Continuing Operations	$0.67						$0.81
See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DEL MONTE FOODS COMPANY, MEOW MIX HOLDINGS, INC., AND MILK-BONE BUSINESSES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Purchase Price
The assumed total purchase price for Meow Mix of $720.0 million consists of a $705.6 million cash payment, an obligation to pay an additional $3.2 million related to a post-closing working capital adjustment and estimated direct transaction costs of $11.2 million. The assumed total purchase price for Milk-Bone of approximately $590.3 million consists of a $580.2 million cash payment and estimated direct transaction costs of $10.1 million.
Allocation of Purchase Price

	Meow Mix	Milk-Bone
	(In millions)
Tangible and other assets acquired	$92.6	$50.4
Intangible assets, net	312.9	330.0
Goodwill	405.2	213.6

Total assets	810.7	594.0
Less: liabilities assumed	90.7	3.7

Net assets acquired	$720.0	$590.3

The estimated purchase price allocations described above were determined as follows:

Current assets other than inventories	Recorded at carrying value, which approximates fair value
Inventories	(1) Finished goods at estimated selling price less costs of disposal and a reasonable profit; (2) Work in process at estimated selling prices of finished goods less costs to complete, costs of disposal and a reasonable profit; and (3) Raw materials at estimated current replacement costs
Property, plant and equipment	Recorded at estimated fair values as determined by appraisal
Intangible assets	Recorded at estimated fair values as determined by appraisal
Other assets	Recorded at carrying value, which approximates fair value
Liabilities	Recorded at carrying value, which approximates fair value
The final purchase price allocation will depend upon the actual purchase price and the final valuation of the assets acquired and the liabilities assumed upon the closing of the acquisitions. Consequently, the actual allocation of the purchase prices could differ from that presented above.
(1)	Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet gives effect to the acquisitions as if they had occurred on April 30, 2006 and combines Del Monte’s April 30, 2006 audited condensed consolidated balance sheet with Meow Mix’s consolidated balance sheet as of April 2, 2006, and with Milk-Bone’s Statement of Net Assets to be Sold as of April 1, 2006 which was prepared using “carve-out” accounting procedures. Certain Meow Mix and Milk-Bone amounts have been reclassified to conform to Del Monte’s method of presentation.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet:
(A)	To reclassify Meow Mix’s cylinders, dies, and molds from Property, Plant and Equipment to Inventory to conform to Del Monte’s presentation.

(B)	To record the purchase of Meow Mix and eliminate Meow Mix’s historic equity accounts and long term debt, which was repaid with proceeds from the transaction, including funding for the acquisition and adjustments to

DEL MONTE FOODS COMPANY, MEOW MIX HOLDINGS, INC., AND MILK-BONE BUSINESSES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Meow Mix’s Inventories, Property, Plant, and Equipment, Goodwill, Intangible Assets, accrued liabilities and other non-current liabilities for the difference between the net book value and estimated fair value at the date of closing, as well as the deferred tax asset related to acquired net operating loss carryforwards.

(C)	To record slotting fees, which were fully expensed upon first shipment by Meow Mix and Milk-Bone, as prepaid assets which are amortized over the estimated useful life of the shelf space, not to exceed 12 months, to conform to Del Monte’s presentation.

(D)	To record the purchase of Milk-Bone including funding for the acquisition and adjustments to Milk-Bone’s Inventories, Property, Plant, and Equipment, Goodwill and Intangible Assets for the difference between the net book value and estimated fair value at the date of closing.

(E)	To record net deferred tax liabilities attributable to the tax effect of pro forma adjustments.
(2)	Unaudited Pro Forma Condensed Combined Statement of Income

The unaudited pro forma condensed combined statement of income gives effect to the acquisitions as if they had occurred on May 2, 2005 (the first day of Del Monte’s fiscal 2006). Del Monte’s statement of income for the fiscal year ended April 30, 2006 which was derived from its audited financial statements has been combined with Meow Mix’s unaudited consolidated statement of income for the twelve month period ended April 2, 2006, and with Milk-Bone’s Statement of Revenues in Excess of Expenses for the twelve month period ended April 1, 2006 which was prepared using “carve-out” accounting procedures. No adjustments were made to the unaudited pro forma condensed combined statement of income for the effect of increases in the value of inventories as described in adjustment (B) above, as the effect is non-recurring.

The following adjustments have been reflected in the unaudited pro forma condensed combined statement of income:
(F)	To reclassify expense related to customer pick-up allowances which was recorded as a component of cost of products sold by Meow Mix to a reduction to net sales to conform to Del Monte’s presentation.

(G)	To reclassify trade freight expense which was recorded as a component of cost of products sold by Meow Mix to selling, general and administrative expense to conform to Del Monte’s presentation.

(H)	To reclassify expense related to reclamation charges for returned goods which were recorded as a component of cost of products sold by Meow Mix to a reduction to net sales to conform to Del Monte’s presentation.

(I)	To record stock-based compensation expense related to stock-based compensation awards to Meow Mix employees, which was appropriately not recorded by Meow Mix under the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” to selling, general and administrative expense to conform to Del Monte’s accounting policy for stock-based compensation under the fair value method under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

(J)	To eliminate expense previously recorded by Meow Mix and Milk-Bone for slotting fees and record amortization expense as described in adjustment (C) above to conform to Del Monte’s presentation.

(K)	To record the impact on depreciation expense of the purchase price allocations to property, plant, and equipment.

(L)	To record the impact on amortization expense of the purchase price allocations to finite-lived intangible assets.

DEL MONTE FOODS COMPANY, MEOW MIX HOLDINGS, INC., AND MILK-BONE BUSINESSES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(M)	To record interest expense associated with variable-rate debt incurred in the acquisition of Meow Mix and Milk-Bone by Del Monte. A 1/8% change in the interest rate would result in an approximately $1.1 million change in interest expense on an annual basis.

(N)	To record the tax effect of adjustments (I), (J), (K), (L) and (M) described above. The tax rate used was the marginal tax rate for Del Monte for the applicable period.

(O)	To record income tax expense associated with Milk-Bone’s earnings. The tax rate used was the marginal tax rate for Del Monte for the applicable period.